UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 6, 2013

Date of Report (Date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices) (Zip Code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on August 30, 2013, Solta Medical, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement. As of September 30, 2013, the Company was in default of the Amended and Restated Loan and Security Agreement for failing to comply with certain financial covenants and such failure to comply constituted events of default. On November 8, 2013, the Company entered into a Forbearance and First Amendment to the Amended and Restated Loan and Security Agreement (the “First Amendment”) with the Lender. The First Amendment provides for the Lender to forbear from exercising its rights and remedies against the Company for such default through the forbearance period, which expires on the earliest to occur of (i) November 30, 2013, (ii) the failure of the Company to comply with any of the terms of the First Amendment, (iii) the occurrence of any new event of default and (iv) the date the Company joins in any suit or proceeding against the Lender. The First Amendment also provides for a decrease of the credit available under the revolving line of credit from $12 million to $6 million and a change to the maturity date of borrowings under the revolving line of credit to December 31, 2013 from March 18, 2015.

Item 2.02. Results of Operations and Financial Conditions.

The information in this report and the exhibit attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

On November 11, 2013, the Company issued a press release regarding its financial results for the third quarter ended September, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The Company makes reference to non-GAAP financial information in both the press release and during the conference call and webcast regarding its quarterly results. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release. Specifically, among other non-GAAP financial measures, the Company has provided non-GAAP gross margin, non-GAAP operating income, non-GAAP Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share measures that exclude the impact of acquisition related adjustments, acquisition related costs, and stock-based compensation expenses.

The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of our ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures in the attached press release.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 11, 2013, as part of the earnings conference call, the Company announced that it intended to implement an operating plan for 2014 that would significantly reduce our operating expenses and that it had implemented a reduction in work force as a step to achieve certain aspects of its goals in this regard. The Company will incur charges associated with its restructuring actions by the first quarter of 2014 and its operating expenses will be reduced in future periods.

In anticipation of the new operating plan, on November 6, 2013, the Board of Directors of the Company approved a restructuring of its workforce, resulting in a reduction in force of approximately 40 employees, which represents 9% of its workforce, across all areas of the Company.

Charges associated with the reduction in workforce are expected to be between approximately $1 million to $1.3 million, which includes cash expenditures of approximately $0.5 million to $0.8 million in employee benefit and severance arrangements, the majority of which is expected to be paid during the fourth quarter of 2013. In addition, the Company will record one-time facilities closing costs for the Louisville, Colorado office acquired as part of the Sound Surgical, Inc. acquisition earlier in the year and contract termination costs of up to approximately $0.5 million. The Company expects to record all of these restructuring costs by the first quarter of 2014 and expects the restructuring plan to be substantially complete by the first quarter of 2014.

This information will be subject to the finalization of timetables for the transition of functions, consultations with employees as well as the closing of the facility. Consequently, the timing and costs of the restructuring plan may vary from the Company’s current estimates. The Company may incur other material charges not currently anticipated due to events that may occur as a result of, or associated with, the restructuring plan and related activities. To the extent required by applicable rules, the Company may file one or more amendments to this Current Report on Form 8-K or include such disclosure in a future Annual Report on Form 10-K as details of the restructuring plan are refined and estimates of costs and charges are finalized.

Item 7.01. Regulation FD Disclosure.

On November 11, 2013, the Company held an earnings conference call regarding the financial results of its first quarter ended September 30, 2013. The transcript of that earnings conference call is attached hereto as Exhibit 99.2.

The reconciliations of any Non-GAAP measures included in this transcript to their comparable GAAP measures were included in the Company’s earnings press release dated November 11, 2013, which is included as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release of Solta Medical, Inc. dated November 11, 2013

99.2	Transcript of Earnings Call of Solta Medical Inc. dated November 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: November 12, 2013	By:	/s/ John F. Glenn
Name: John F. Glenn
Title: Chief Financial Officer